Exhibit 99.2

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Financial Statements

September 30, 2012 and 2011

(Unaudited)

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Balance Sheets

September 30, 2012 and December 31, 2011

(As Restated)

	September	December 31,
	2012	2011
	(Unaudited)
Current Assets
Cash	$57,104	$906
Accounts receivable	96,589	-
Inventories	-	263,489
Investment in joint ventures	11,334	-
Other current assets	15,599	36,300
Total Current Assets	180,626	300,695

Property and equipment, net	220,653	7,699

Other Assets
Investment in licenses, net	-	331,267
Total Other Assets	-	331,267

Total Assets	$401,279	$639,661

Current Liabilities
Accounts payable and accrued expenses	$520,750	$165,445
Accounts payable and accrued expenses-Related parties	-	452,064
Deferred revenue	198,186	-
Credit facility and other advances	43,310	-
Derivative liability	7,372,622	5,731,806
Funds received from FMS not converted into Preference Shares	100,000	-
Sums due to Global Market Advisors	117,000	-
Sums due to Global Trade Finance	25,000	-
Other payables	39,963	-
Total Current Liabilities	8,416,831	6,349,315

Long-term Liabilities
Notes payable, net of discounts	561,491	-
Total Long-term Liabilities	561,491	-

Total Liabilities	8,978,322	6,349,315

Contingencies	-	-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock, 100,000,000 shares and 1 share authorized at September 30, 2012 and December 31, 2011, respectively, $.001 par value, 830,000 and 500,000 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively.	830	500
Preferred stock, Class B Convertible Preferred Stock, 10,000,000 shares authorized at September, 2012 and December 31, 2011 respectively, $.001 par value, 10,000,000 and nil shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively.	10,000	-
Common stock, 900,000,000 shares authorized, $.001 par value, 321,997,288 and 272,750,110 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	321,997	272,750
Additional paid-in capital	8,044,572	3,997,036
Accumulated other comprehensive loss	(168,971)	-
Accumulated deficit	(16,785,471)	(9,979,940)

Total Stockholder's Deficit	(8,577,043)	(5,709,654)
Total Liabilities and Stockholders' Deficit	$401,279	$639,661

See accompanying notes to the condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Statements of Operations

For The Three and Nine Months Ended September, 2012 and 2011

(Unaudited)

(As Restated)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2012	2011	2012	2011
Revenues	$78,966	$-	$78,966	$-

Costs of goods sold	38,898	-	38,898	-

Gross profit	40,068	-	40,068	-

Operating expenses
Depreciation and amortization	116,243	80,005	274,933	245,215
(Gain) or loss on disposal of fixed assets	-	(9,784)	-	(9,784)
Impairment of assets	4,202,900	-	4,202,900	-
Research and development	6,832	-	6,832	-
General and administrative	597,391	429,737	814,042	880,130
	4,923,366	499,958	5,298,707	1,115,561

Loss before other expenses	(4,883,298)	(499,958)	(5,258,639)	(1,115,561)

Other income (expenses)
Change in fair value of derivative liability	(1,272,028)	-	(1,551,131)	-
Gain on conversion of debt to stock	-	-	36,606	-
Interest expense	(29,230)	(21,500)	(32,366)	(41,500)
	(1,301,258)	(21,500)	(1,546,892)	(41,500)

Loss before income taxes	(6,184,556)	(521,458)	(6,805,531)	(1,157,061)

Income taxes	-	-	-	-

Net loss	$(6,184,556)	$(521,458)	$(6,805,531)	$(1,157,061)

Net loss per share (basic and diluted)	$(0.02)	$(0.00)	$(0.02)	$(0.00)

Weighted average shares outstanding (basic and diluted)	295,549,566	272,750,110	295,923,449	272,255,605

See accompanying notes to the condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Statements of Comprehensive Loss

For The Nine Months Ended September, 2012 and 2011

(Unaudited)

(As Restated)

	September 30,
	2012	2011

Net loss	$(6,805,531)	$(1,157,061)

Other comprehensive loss, net of tax:
Foreign currency translation	$(168,972)	$-

Comprehensive loss	$(6,974,503)	$(1,157,061)

See accompanying notes to the condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September, 2012 and 2011

(As Restated)

	September, 30
	2012	2011

OPERATING ACTIVITIES:
Net loss	$(6,805,531)	$(1,157,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	274,747	245,215
Loss (gain) on disposal of assets	-	(9,784)
Issuance of shares for services	150,000	40,000
(Gain)/loss on conversion of debt to stock	36,606	-
Impairment of assets	4,202,900	-
Change in fair value of derivative liability	1,551,131	-
Changes in assets and liabilities:
Accounts receivable	(96,589)
Inventories	-	(217,000)
Other assets	512,875	(327,030)
Prepaid expenses	-	161,568
Accounts payable and accrued expenses	(91,817)	229,936
Deferred revenue	15,204	-
Due to related party	(18,929)	-
Net cash used in operating activities	(269,403)	(1,034,156)

INVESTING ACTIVITIES:
Proceeds from disposal of vehicles	-	52,000
Cash received on acquisition	149,497	-
Net cash provided by investing activities	149,497	52,000

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	10,000
Borrowings on line of credit, net	43,310	-
Payments on long-term debt, net	-	(52,000)
Proceeds from notes payable	301,766	1,036,260
Net cash provided by financing activities	345,076	994,260

Effect of change in exchange rate on cash	(168,972)	-

Net increase in cash	56,198	12,104

CASH AT BEGINNING PERIOD	906	3,885
CASH AT END OF PERIOD	$57,104	$15,989

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued in relation to acquisition	$1,987,109	$-
Common shares issued to settle liabilities	$470,004	$40,000
Preferred shares issued in relation to acquisition	$1,500,000	$-
Preferred shares issued to settle debt	$150,000	$-

See accompanying notes to the condensed consolidated financial statements

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. DESCRIPTION OF BUSINESS

Green Automotive Company, formerly GANAS Corp. ("GANAS"), is a Delaware corporation ("Green Auto" or "the Company"). Prior to November 2009, GANAS’s objective was to obtain through acquisitions and/or merger transactions, assets, which could benefit its shareholders. Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada Limited Liability Company organized April 28, 2009 ("Go"), in shares exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding Membership Interests of  Go  (the "Go  Merger"). The Go Merger resulted in GANAS issuing 1,436,202 shares of its par value $0.001 common stock for each 1% Membership Interest in Go, following which GANAS changed its name to Green Automotive Company Corporation. Effective September 30, 2011 the Company effected a Change of Domicile, re-incorporating in Nevada and simplifying its name to Green Automotive Company.

The Company is involved in the import and distribution of Eco-friendly vehicles and is presently planning to bring All-Electric and other Eco-friendly vehicles into the United States market. The Company is currently involved in assessing a number of All-Electric and alternate fuel vehicles including an All-Electric Intra-City and Municipal Mass Transit Bus and School Bus, for introduction to the US market.

Liberty Transaction

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), that owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represented approximately 8.19% of our outstanding voting control.  We also issued to Mr. West and Mr. Hobday, the executives of LEC, a total of 300,000 shares of our Series A Preferred Stock in exchange for the non-competition provisions in their independent contractor agreements.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Liberty Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities that LEC and/or LEC2 have been in negotiations with at the time of execution of the Liberty Agreement if those entities and/or assets are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.  To date, all of the Series B Shares are still held by GAC Auto.

As a result of the Liberty Transaction, we acquired LEC, a company that designs and develops electric vehicle drive solutions for use in its own converted vehicles and for sale to original equipment manufacturers (OEMs) for incorporation into their production.  LEC’s engineers have invented innovative EV drive train technologies that can be employed in a wide variety of vehicle platforms.  LEC is also involved in a number of advanced research programs for developing next generation electric vehicle (“EV”) solutions.  These programs include the prestigious “Deliver” project where LEC is working together with “tier one” automotive companies to develop a pure electric commercial vehicle, and the “Motore” project in which LEC has partnered with other “tier one” automotive companies and universities to develop a “rare earth” free electric motor technology.  Additionally, LEC has also created after sales support for EV’s, by providing a comprehensive aftermarket maintenance program throughout Europe for electric trucks and cars.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

1. DESCRIPTION OF BUSINESS (continued)

Liberty Transaction (continued)

Due to its experience in EV technologies and in servicing EVs, LEC recently re-signed its agreement with, a large U.S. truck manufacturer, for the on-going support of electric vehicles run by its key clients in Europe.  LEC will continue to take care of all warranty support when required by these customers, all of whom run fleets of electric commercial vehicles across Europe.  This truck manufacturer’s customers include major companies such as FedEx, UPS and Veolia, who are using the first “ground up” electric trucks known as the “Modec” that were launched some 4 years ago for the purpose of making pollution free deliveries in urban areas.

The LEC2 Limited business has ten staff and is based in Coventry England. It has two operational divisions – Liberty E-Tech and Liberty E-Care.

Liberty E-Tech provides support to Electric Vehicle manufacturers. Liberty E-Tech’s know how covers all electric vehicle development phases from the initial feasibility studies to electric vehicle design and concept, prototype build, pre-production tests and validation including full homologation to all international standards for passenger electric cars and commercial electric vehicles. Liberty e-tech’s core competencies include:

•

Systems specification and integration: Functional specification of vehicle systems, using unified modelling language (UML), and systems modelling language (SysML) to promote the generation of bug-free and unambiguous requirements.

•

Diagnosis specification of vehicle systems, based on unified diagnostic services (ISO 14229 -1:2006) and unified diagnostic services over controller area networks (ISO 15765-X:2004)

•

Vehicle architecture design, using controller area network buses (CAN buses, ISO11898), and local interconnect network sub-bus (LIN sub-bus)

•

Simulation of electronic circuits

•

Vehicle System Design Specification

•

Design and DFMEA

•

Full Prototype build and testing

•

DVP, Test & Validation

•

Support and planning of type approval / homologation activities

•

IPR registry

•

Assistance with Grant applications for early stage research and development work right up to full prototype evaluation and testing.

•

System safety analysis expertise in: Potential failure modes and effects analysis for design and system level (D-FMEA and S-FMEA), to AIAG process including boundary identification and documentation, functional breakdown, block diagrams, interface diagrams, parameter diagrams (P-diagrams), Screen plots for targeting of RPNs after identification of critical and significant characteristics, functional hazard analysis.

•

Diagnostics system specification for manufacturing systems, including SQL database tie-ins to production systems to accommodate product options and for storage of results in the main production management system.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

1. DESCRIPTION OF BUSINESS (continued)

The Company is currently working on:

•

a serial hybrid solution – “plug and play” which can be removed from the vehicle when not in use and for which a patent application has been made;

•

Bug-e, an Electric sports vehicle solution aimed at the younger market (so called Generation “Y”) providing fun and safety in the spirit of the “Beach Buggy”;

•

Next generation pure electric delivery truck in the 3.5t to 7.5t GVW category.

•

A testing program for an EV van in conjunction with a major car manufacturer

•

Developing new “rare earth metal free” Electric motors in a Govt. sponsored program.

Liberty E-Care provides a full package of after sales support for all types of electric vehicles, and has contracts with several global companies to provide its services.

The Liberty E-Care team was created from the merger of the Liberty Electric Car support team and the Modec Service operation, which collectively had over 250 electric vehicles in the market across Europe. The combined team has over 200 man years of experience in automotive engineering, and 70 man years specifically in the EV sector. This unmatched level of knowledge and experience equips the team to supply the very highest level of service and support for all types of Electric Vehicles.

Liberty E-Care has recently launched a membership support programme called “The Club”. For an annual membership fee, the owner of an electric vehicle can access our highly skilled operators via a telephone hotline, receive software updates as and when required, and, in the case of an intervention, avoid paying a call out fee. The Liberty E-Care team is field based and thus intervention takes place at the owner’s location reducing down time.

Liberty E – Care is staffed by skilled EV technicians with years of experience, capable of diagnosing and repairing everything on an EV from the battery to the motors, from the software to the traction controllers, and much of it remotely due to proprietary remote diagnostic tools. E – Care will soon have the ability to overhaul and upgrade battery packs providing them with a second and third life as an EV energy source

2. BASIS OF PRESENTATION

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

The unaudited condensed interim consolidated financial statements at September 30, 2012 and for the nine-month periods ended September 30, 2012 and 2011 are unaudited, but include all adjustments, consisting of normal recurring entries, which our management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of our operating results in future periods.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Principles of Consolidation

The Company’s unaudited condensed consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries. The Company does not hold significant variable interests in any variable interest entities. All significant intercompany accounts and transactions have been eliminated.

Going Concern

The Company has sustained losses since its inception on April 28, 2009. It has an accumulated deficit of $16,785,471 from inception through September 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company (see Note 4).

There is no assurance that the Company will ever be profitable. These unaudited consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the condensed consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, future estimates may differ significantly.

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of September 30, 2012 and December 31, 2011.

Accounts receivable

Accounts receivable consists of trade receivables, which are recorded at the invoiced amount, net of taxes, allowances for doubtful accounts and prompt payment discounts. Trade receivables do not carry interest. The allowance for doubtful accounts represents management’s estimate of the amount of probable credit losses in existing accounts receivable, as determined from a review of past due balances and other specific account data. Account balances are written off against the allowance when management determines the receivable is uncollectible.

Inventories

The Company’s inventories are valued at cost, as determined by the first-in, first out (FIFO) method; in aggregate such valuations are not in excess of market.

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Loss

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which amends FASB Codification Topic 220 on comprehensive income disclosures.  The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements, while eliminating the option to report other comprehensive income and its components in the statement of changes in shareholders’ equity.  The provisions of ASU 2011-05 were adopted in 2012.  The adoption of ASU 2011-05 did not impact the Company’s consolidated financial position, results of operations or cash flows as it required only a change in the format of presentation.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization and impairment.

Property and Equipment

Property and equipment consisting of leasehold improvements, furniture and fixtures, equipment and vehicles are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives ranging from three to seven years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property and equipment are recorded upon disposal.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. Impairment charge related to write off of Goodwill on consolidation and write down of Licenses and homologation costs amounted to $4,202,900 and $0 for the nine months ended September 30, 2012 and 2011, respectively.

The Company has recorded the impairment loss of goodwill and other intangible assets under operating expense (Impairment of assets).

The Company determined that there was an indicator of impairment in goodwill and other intangibles during the nine months ended September 30, 2012 because of the lowered revenue and cash flow projections. The Company use the present value technique for the impairment testing.

The Company determined that there was an indicator of impairment related to license and homologation costs during nine months ended September 30, 2012 due to the failure to get the Zyote vehicle through the homologation process.

The Company use the present value technique for determining the impairment.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value are recorded in the condensed consolidated statement of income under other income (expense).

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

ASC 820, “ Fair Value Measurements ”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Income Taxes

We account for income taxes under the asset and liability method.  Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  We have identified the U.S. federal and California as our "major" tax jurisdictions.  Generally, we remain subject to Internal Revenue Service examination of our 2007 through 2012 U.S. federal income tax returns, and remain subject to California Franchise Tax Board examination of our 2007 through 2012 California Franchise Tax Returns.  However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

We recognize revenues related to annual membership income and service of electric vehicles in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition .  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and services are provided. In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.  In the event we have amounts billed or collected in accordance with contractual terms in advance of when the work is performed we treat these as deferred revenues.  These advance payments primarily relate to the Company's grant project and E-Care membership scheme. The current portion of deferred revenue represents the balance the Company estimates will be earned as revenue during the next fiscal year (see note 9).

Grant Income

Grant income is not recognized until a grant claim has been submitted and approved by Government representatives.

E-tech services

Revenues from consultancy services are recognized only when all services have been rendered and collectability is reasonably assured.

E-Care services

Revenues from maintenance, repair, and overhaul services are recognized only when all services have been rendered and collectability is reasonably assured.

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted loss per share on the face of the income statement. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per shares gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. There are dilutive securities which are considered to be anti-dilutive and are not included in diluted loss per shares, which consists of stock options, of 4,000,000 as of September 30, 2012 and December 31, 2011, respectively, and Class A convertible preferred stock of 830,000 and 500,000 as of September 30, 2012 and December 31, 2011, respectively.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the condensed consolidated statement of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on previously reported net loss.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU No. 2011-11 “Disclosures about Offsetting Assets and Liabilities”, the objective of which is to provide additional disclosures on the effect or potential effect of rights of setoff associated with an entity’s recognized assets and recognized liabilities within the scope of the update. The update primarily impacts financial instruments and derivatives subject to a master netting arrangement or similar agreement. ASU No. 2011-11 is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013 (the first quarter of our fiscal year 2013). We are currently evaluating the disclosures required under this ASU.

In 2011, the FASB issued an ASU, which is intended to reduce the complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The ASU also expands upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The ASU is effective for the Company in the first quarter of 2013, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements.

In July 2012, the FASB issued guidance on testing for indefinite-lived intangible assets for impairment. The new guidance allows an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The adoption of this update did not have a material impact on the consolidated financial statements and related disclosures.

Other recent pronouncements issued by FASB (including its Emerging Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

4. ACQUISITIONS (as restated)

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC Entities in exchange for Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately Ten percent (10%) of our outstanding voting control.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.

As part of the Agreement, the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recorded as part of purchase price.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

4. ACQUISITIONS (as restated) (continued)

Contemporaneously with the Agreement, we entered into a Stock Purchase Agreement (the “Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock (the “Series A Shares”) with the purchase price of Five Dollars ($5) per share.  Pursuant to the Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with the Company being a public company.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below.

Cash	$149,497
Notes receivable	212,773
Other current assets	492,174
Property and equipment, net of accum. depreciation	197,469
Intangible asset (covenant not to compete)	1,500,000
Other intangible assets	2,233,543
Total assets acquired	4,785,456

Accounts payable and accrued expenses	446,945
Deferred revenue	182,982
Notes payable	625,195
Other	43,225
Total liabilities assumed	1,298,347

Net assets acquired	$3,487,109

Additionally, the financial statements presented here have been restated to give effect that subsequent to the filing date of the Original Form 8-K the Company impaired all the intangibles and goodwill during the period ended September 30, 2012. The impairment arose because of the lowered revenue and cash flow projections. Please see restatement note 19 below.

In accordance with U.S. GAAP, impairment testing for goodwill is performed at least annually.  The Company performs its annual impairment test as of December 31.  Goodwill is tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.

The impairment test for goodwill uses a two-step approach, which is performed at the entity level as the Company has one reporting unit. Step 1 compares the fair value of the reporting unit to its carrying value including goodwill. If the carrying value exceeds the fair value, there is a potential impairment and Step 2 must be performed. Step 2 compares the carrying value of the reporting unit’s goodwill to its implied fair value (i.e., the fair value of the reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the carrying value of goodwill exceeds its implied fair value, the excess is recorded as an impairment.

The Company performed its annual test of goodwill as of December 31, 2012.  The Company determined the fair value of the reporting unit exceeded the carrying value of the reporting unit.

For the quarter ended September 30, 2012, the Company concluded there were indicators of potential goodwill impairment, including the decline in the value of the Company’s revenue recognition. As a result of identifying indicators of impairment, the Company performed an impairment test of goodwill as of December 31, 2012.

In performing Step 1 of the impairment test, the Company estimated the fair value of the reporting unit using the market approach for purposes of estimating the total enterprise value for the Company.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

4. ACQUISITIONS (as restated) (continued)

The market approach is based on the guideline publicly traded company method to determine the fair value of the reporting unit. Under this method, market multiples ratios were applied to the reporting unit’s earnings with consideration given to the Company’s size, product offerings, growth, and other relevant factors compared to those of the guideline companies. The guideline companies selected were engaged in the same or a similar line of business as the Company. Market multiples were then selected based on consideration of risk, growth, and profitability differences between the Company and the guideline companies.  The selected market multiples were then multiplied by the Company’s earnings streams for the twelve months ended December 2012 and an annual 2013 forecast, with each given equal weighting, to arrive at an estimate of fair value for the Company.

Based on the above analysis, it was determined that the carrying value of the reporting unit including goodwill exceeded the fair value of the reporting unit, requiring the Company to perform Step 2 of the goodwill impairment test to measure the amount of impairment loss, if any.

In performing Step 2 of the goodwill impairment test, the Company compared the implied fair value of the reporting unit’s goodwill to its carrying value of goodwill.  This test resulted in a non-cash, goodwill impairment charge of $3,733,543 which was recognized during the three months ended September 30, 2012.  This charge had no impact on our cash flows or our compliance with debt covenants.

The following table sets forth the balance of the Company’s goodwill as of December 31, 2011 and September 30 2012:

	December 31, 2011	Additions	Impairments	September 30, 2012
	(in millions)
Goodwill, gross	$—	$3,733,543	$(3,733,543)	$—
Accumulated impairment losses	—	—	—	—
Total goodwill, net	$—	$3,733,543	$(3,733,543)	$—

The fair value estimates used in the goodwill impairment analysis required significant judgment. The Company’s fair value estimates for purposes of determining the goodwill impairment charge are considered Level 3 fair value measurements.  We based our fair value estimates on assumptions that we believe to be reasonable but that are inherently uncertain, including estimates of future revenues and operating margins and assumptions about the overall economic climate and the competitive environment for our business. Our estimates assume that revenues will decline into the foreseeable future. There can be no assurance that our estimates and assumptions will prove to be accurate predictions of the future. If our assumptions regarding business plans, competitive environments or anticipated operating results are not correct, we may be required to record goodwill impairment charges in future periods.

5. ACCOUNTS RECEIVABLE

Accounts receivable consists of the following: as of September 30, 2012 (unaudited) and December 31, 2011:

	September 30, 2012	December 31, 2011
Trade receivables	$96,589	$-
	$96,589	$-

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

6. INVENTORIES (as restated)

Inventories consist of vehicles for resale. These pertain to the Zyote vehicles imported for resale. The Company’s inventories are valued at cost, as determined by the first-in, first out (FIFO) method; in aggregate such valuations are not in excess of market. and consisted of the following  as of September 30, 2012 (unaudited) and December 31, 2011:

	September 30, 2012	December 31, 2011
Electric Vehicles	$-	$263,489

Additionally, the financial statements presented here have been restated to give effect that subsequent to the filing date of the Original Form 8-K the Company impaired all Inventory during the period ended September 30, 2012. The impairment arose because the remaining Zyote vehicles held in inventory were subsequently crushed and destroyed in 2013. Please see restatement note 19 below.

7. PROPERTY AND EQUIPMENT

Property and equipment consists of the following: as of September 30, 2012 (unaudited) and December 31, 2011:

	September 30, 2012	December 31, 2011
Leasehold improvements	$10,154	$-
Furniture and fixtures	8,087	8,080
Equipment	112,023	-
Computer hardware and software	32,976	-
Vehicles	118,761	4,500
	282,001	12,580
Less accumulated depreciation	(61,348)	(4,881)

	$220,653	$7,699

Our property and equipment in 2012 are mainly located in the United Kingdom (the “UK”). The UK assets were acquired as part of LEC Entities acquisition (see Note 4). For the nine months ended September 30, 2012 and 2011, depreciation expense was $15,992 and $660, respectively.

8. INTANGIBLE ASSETS (as restated)

Intangible assets consist of the following as of September 30, 2012 (unaudited) and December 31, 2011:

	September 30, 2012		December 31, 2011
Go License		$500,000	$500,000
Crash test homologation costs		228,912	301,423
Liberty acquired technology		619,462	-
Assembled workforce		689,000	-
Trade name and website		45,000	-
Non-compete agreement		1,500,000	-
		3,582,374	801,423
Less amortization and impairment		(3,582,374)	(470,156)

	$	−	$331,267

Amortization expense was $258,755 for the nine months ended September 30, 2012. Additionally, the Company impaired the remaining basis in the intangibles during the period ended September 30, 2012.

Additionally, the financial statements presented here have been restated to give effect that subsequent to the filing date of the Original Form 8-K the Company impaired all the intangibles and goodwill during the period ended September 30, 2012. The impairment arose because of the lowered revenue and cash flow projections. Please see restatement note 19 below.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

9. DEFERRED REVENUE (as restated)

Deferred revenue consists of the following as of September 30, 2012 (unaudited) and December 31, 2011:

Deferred Revenues	September 30, 2012	December 31, 2011
Deferred Grant Income	$166,099	$-
Deferred membership fees	$32,087	$-
	$198,186	$-

Additionally, the financial statements presented here have been restated to give effect that subsequent to the filing date of the Original Form 8-K the Company has since deferred its grant revenues and membership fees, previously treated as revenue, during the period ended September 30, 2012 until such time as they meet all of the revenue recognition conditions. Please see restatement note 19 below.

10. FUNDS RECEIVED FROM FMS NOT CONVERTED INTO PREFERENCE SHARES

During the year 2011 and ended December 21, 2011, the Company borrowed a total of $1,139,670 from FMS under the Agreement., all advances were supported individually by a Convertible Preferred Note (“CPN”), the notes bore interest at 18% per annum and were convertible into the Company’s common stock at the rate of 0.05 limited to a ceiling of 4.99% of total outstanding shares on date of conversion.

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest of $66,280 as documented under the individual CPN for a total of $1,205,950 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”) (see Note 10). The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred shares being converted.

The Company has received advances during the nine months ended September 30, 2012 in the amount of $250,000. These advances were made directly from the major shareholder. These advances are due upon demand and do not bear any interest. At September 30, 2012 $100,000 had not been converted into preferred shares.

11. SUMS DUE TO GLOBAL MARKET ADVISORS

On July 19, 2010, we entered into an Advisory Agreement (the “Advisory Agreement’) with Global Market Advisors, Inc., a Nevada corporation (“GMAI”).  Under the Advisory Agreement, GMAI was retained by us to assist with a variety of services, including, but not limited to, assisting us with our filings as a public company, making the public aware of us and our business, and provide general advice to our management in order to execute our business plan and strategy.  In exchange for the services we agreed to compensate GMAI and at September 30, 2012 advisory fees of $117,000 have been accrued.

12. SUMS DUE TO GLOBAL TRADE FINANCE

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000.  The Company had drawn down $79,000 of the facility through the second quarter of 2012.  The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes. The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective June 30, 2012, the $79,000 was converted into 1,500,000 shares of Green Auto common stock. The Company recorded $4,000 gain on settlement of debt. The Company also borrowed another $25,000 on this facility that it still owes under the same terms listed above.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

13. NOTES PAYABLE, NET OF DISCOUNTS

Notes Payable	September 30, 2012	December 31, 2011

N Eckert - £116,625 Note Payable, 12% interest, due upon the company raising in excess of £500,000 once on OTCBB market, unsecured	$188,561	-

R Knight £38,500 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$62,247	-

P Beitl £12,600 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$20,372	-

Goodmans - £132,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$213,420	-

R Mcwaters - £25,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$40,420	-

D Voss - £25,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$40,420	-

M Elson - £20,000 Note payable, 12% interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$32,336	-

N Jones £10,053 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$16,254	-

I Hobday - £3,500 Note payable, Nil interest, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$5,659	-

P Lilley £700 Note Payable, Nil Interest, when funds permit, convertible based on a conversion price of 50% of close price on date of notification, unsecured	$5,579	-

	$625,268	-

Debt Discount	$(63,777)	-

	$561,491	-

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

13. NOTE PAYABLE, NET OF DISCOUNTS (Continued)

As part of the acquisition of Liberty Electric described in Note 4 above, the Company had $625,268 in notes payable. Most of these notes are non-interest bearing and due upon demand. One note in the amount of $5,659 has an interest rate of nil% and is due to a related party.

14. STOCK INCENTIVE PLAN

The Company adopted the 2011 Non-Qualified Stock Incentive Plan. The 2011 Stock Incentive Plan, which permits the grant of awards in the form of incentive stock options, restricted stock awards and stock units to its key employees and non-employee consultants. There were no new stock options granted, exercised or expired during the period ended September 30, 2012.

The Company has the following options outstanding and exercisable as of September 30, 2012.

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Exercisable & outstanding at September 30, 2012	4,000,000	$0.002	0.66	$191,500

15. STOCKHOLDERS ’ DEFICIT (As Restated)

Convertible Preferred Stock and Derivative Liability

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest as documented under the individual convertible promissory notes for a total of $1,139,670 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”).

On July 23, 2012 and in relation with the LEC Acquisition (Note 4), the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment or violated the non-compete provision before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recorded as part of the purchase price.

On or about September 29, 2012, the Company issued an additional 30,000 CPS to FMS to settle $150,000 of advances owed to FMS at a conversion rate of $5 per CPS.

The CPS is convertible into Company’s common stock in accordance with the following formula:

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion x 0.000001 x No. of preferred stock being converted.

Additionally, the financial statements presented here have been restated to give effect that subsequent to the filing date of the Original Form 10-K the Company the Black Scholes calculation for Derivative Transactions relating to the Series A Convertible Preferred Stock incorrectly assumed that there was a 16.667% restriction in the number of common shares that the preferred shares could be converted into. This had the effect of understating the cost of the transactions in 2011 and 2012 and understating the liability. Please see restatement note 19 below.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

15. STOCKHOLDERS’ DEFICIT (As Restated) (continued)

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the CPS, the conversion feature is classified as a derivative liability and recorded at fair value.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company initially recognized the fair value of the embedded conversion feature of the CPS on date of issuance of $1,651,488 which was charged to operations. On September 30, 2012, the Company recorded a mark-to-market adjustment based on the fair value of the derivative liability on that date which resulted in a gain of $84,500. The fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.05, a conversion price of  $0.025, expected volatility of 86%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.17%.

The following table summarizes the derivative liabilities included in the consolidated balance sheet at September 30, 2012:

Balance at December 31, 2011	$5,731,806
Derivative liability related to LEC debt conversion feature	114,225
Derivative liability related to preferred stock conversion feature	1,526,591
Balance at September 30, 2012 (Unaudited)	$7,372,622

Common Stock

During the quarter ended June 30, 2011, a third party individual purchased 1,000,000 shares of common stock for $10,000 cash. In addition, this third party provided services to the company valued at $40,000 based on market prices of those services.

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000. The Company had drawn down $79,000 of the facility through the second quarter of 2012. The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes. The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective June 30, 2012, the $79,000 was converted into 1,500,000 shares of Green Auto common stock. The Company recorded $4,000 loss on settlement of debt. The Company has borrowed another $25,000 on this facility that it still owes under the same terms listed above.

On January 27, 2012, the Company issued 8,000,000 shares of its common stock for the settlement of $430,689 of payables due to related parties.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2, Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately Ten percent (10%) of our outstanding voting control.  This transaction closed on July 23, 2012.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

16. INCOME TAXES

Our provisions for income taxes for the nine months ended September 30, 2012 and for the nine months ended September 30, 2011 , respectively, were as follows (using our blended effective Federal and State income tax rate of 35.0%):

	2012	2011
Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(6,805,531)	$(1,157,061)
Change in valuation allowance	6,805,531	1,157,061
Total deferred tax provision	$-	$-

Deferred tax assets for the nine ended September 30, 2012 and year ended December 31, 2011 consisted of the following:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$16,785,471	$9,979,940

Valuation allowance	(16,785,471)	(9,979,940)

Net deferred tax assets	$-	$-

We file income tax returns in the U.S. with varying statutes of limitations.  Our policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes.  There were no accrued interest and penalties associated with uncertain tax positions as of September 30, 2012 and December 31, 2011 have no unrecognized tax benefits and thus no interest or penalties included in the financial statements.

17. CONTINGENCIES

Our predecessor, Go Green USA, LLC (“Go Green”) was a defendant, along with other defendants in a civil action filed in Marshall County, West Virginia by Glen Dale Motor Co. and Tomsic Motor Co, Civil Action no. 11-C-104 H. This undefended and previously unknown action resulted in a default judgment order in the amount of $3,717,615 with interest accruing at 7% per annum from and after February 13, 2012. There is no active effort to enforce this action against Go Green and we believe there are numerous defenses to the asserted judgment and any such enforcement effort. Moreover, the existence of the liability pre-existed our acquisition of Go Green and its existence was not disclosed as a part of the acquisition.

Management has not accrued for this event in the financial statements as its not determinable whether the Company is liable for this as Steve Wells is no longer with the Company. The Company expects that if they are served that the expected loss could be between zero to $3,717,615.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

18. SUBSEQUENT EVENTS

On October 12, 2012, the Company entered into an Acquisition and Stock Exchange Agreement to acquire 100% of the common stock of Newport Coach Works, Inc. for 5,000,000 shares of the Company’s common stock and up to an additional 22,000,000 shares based on Newport’s future operations.  The additional shares will be based on Newport acquiring and manufacturing sixty compressed natural gas engine buses.  Additionally, the Company has committed to fund Newport with $1,000,000 over the next twelve months.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $216,903 owed by Liberty under debt instruments. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On December 4, 2012, we entered into amended and restated independent contractor agreements in order to clarify that the total of 300,000 shares of our Series A Preferred Stock was issued to Mr. Hobday and Mr. West in exchange for their agreement not to compete with us, which was part of the purchase price we paid, as well as to clarify the forfeiture provisions. The amended and restated independent contractor agreements replace the independent contractor agreements dated July 20, 2012 in their entirety.

Pursuant to the NCWI transaction, we agreed to issue 5,000,000 shares of our common stock to Mr. Carter Read, the Chief Executive Officer of Newport Coachworks, Inc., our wholly-owned subsidiary, in connection with the NCWI Transaction.  When we issue the shares the issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On January 31, 2013, the Company signed a binding agreement to buy UK-based electric vehicle distributor Going Green Limited (www.goingreen.co.uk). Trading under the brand name, “GoinGreen”, it has sold over 1400 of the highly successful G-Wiz electric vehicles, making it one of Europe’s largest single retailers of electric vehicles.  Going Green Ltd was founded in 2002 and in the early days, set itself the mission to minimize the effects of climate change by encouraging carbon-neutral motoring. The company pioneered electric vehicles in the UK with the G-Wiz, an electric vehicle designed in California and manufactured in India by the Indo-Reva Electric Car Company, making London the capital of the electric vehicle (EV). The deal was completed on April 1, 2013 when 1,562,498 shares of GACR common stock was exchanged for 100% of the issued and outstanding securities of Going Green Limited (an England and Wales private limited company).

On April 15, 2013, the Company’s subsidiary, Newport Coachworks Inc. (NCI), delivered the first of the 432 buses ordered from its major customer Don Brown Bus Sales Inc.

On May 7, 2013 GACR filed an Ex Parte Motion For Temporary Restraining Order against TBG in  the Utah District Court in Salt Lake City, Utah (the “Utah TRO”) requesting the Court for permission to instruct the GACR Transfer Agent to put a Rule 144 Legend on two (2) certificates (representing 1,000,000 shares of GACR Common Stock - the “TBG Shares”) which had been submitted by TBG to MTG Trading (a registered NASD Broker-Dealer) for deposit in “street name” for future sale into the public market. After a brief hearing on May 7th, the Court, decided that there was enough evidence presented by GACR to justify a Temporary Restraining Order, and granted GACR's motion.

The following week the Court held a Hearing with all parties to settle on a form of order for the permanent injunction requested by GACR, or allow the GACR Transfer Agent to re-issue the TBG Shares in the name of Cede & Co. (effectively allowing the TBG Shares to be sold as “Free-Trading” shares in the public market): the Court decided to let the Temporary Restraining  Order stand, which served to prevent Action Stock Transfer from re-issuing the TBG Shares in the name of Cede & Co. but left open for additional briefing and consideration the issue of whether the amount of the bond for the injunction should be increased to the difference between the current estimated free market value of the TBG Shares ($250,000 give or take) and the value on the day of the Courts decision. The Court determined that the possible loss to TBG, if it was decided that the TBG Shares should not have been held by the GACR Transfer Agent and re-legended, was $50,000 and ordered GACR to post a $50,000 Bond., which we posted.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

NOTES TO RESTATED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (UNAUDITED)

19. RESTATEMENT

The Black Scholes calculation for derivative transactions relating to preferred A shares incorrectly assumed that there was a 16.667% restriction in the number of ordinary shares that they could be converted in to. This had the effect of understating the cost in the Statement of Operations and understating the level of Derivative liability on the balance sheet.

The original Valuation for year ended December 31, 2011 was based on 500,000 Series A Preferred shares (Convertible to Common Stock) converting to a restricted 45,397,167 of common stock at a Black Scholes value of $0.03 per share giving a liability of $1,373,045. The revised valuation was based on an unrestricted 136,375,055 of common stock at a Black Scholes value of $0.042 per share giving a liability of $5,731,806. This gave rise to a further $4,358,761 of derivative liability 2011.

500,000 Series A preferred shares were issued to FMS on February 8, 2012.

The original Valuation for nine months ended September 30, 2012 was based on 530,000 Series A Preferred shares (Convertible to Common Stock) converting to a restricted 55,207,086 of common stock at a Black Scholes value of $0.028 per share giving a liability of $1,566,988. The revised valuation was based on an unrestricted 170,658,563 of common stock at a Black   Scholes value of $0.043 per share giving a liability of $7,258,397. This gave rise to a further $5,691,409 of derivative liability.

500,000 Series A preferred shares were issued to FMS on February 8, 2012

 30,000 Series A preferred shares were issued to FMS on February 8, 2012

530,000

In addition, our revenues and assets related to Liberty Electric Cars, Ltd were overstated for the period presented as a result of recognizing revenue that we cannot yet recognize under U.S. generally acceptable accounting procedures, and due to certain of the assets being impaired, and, as a result, not being valued correctly.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Condensed Consolidated Balance Sheets

September 30, 2012

(Unaudited)

	Balance Sheets
	as at September 30, 2012
	September 30,	Adjustments		December 31,	Restated
	(Unaudited)	(Unaudited)			(Unaudited)
Current Assets
Cash	$57,003	$101	(a)		$57,104
Accounts receivable	308,668	(212,079)	(b)		96,589
Inventories	263,489	(263,489)	(c)		-
Investment in joint ventures	-	11,334	(d)		11,334
Other current assets	492,174	(476,575)	(e)		15,599
Total Current Assets	1,121,334	$(940,708)		-	180,626

Property and equipment, net	222,015	$(1,362)	(f)	-	220,653

Other Assets
Goodwill	3,733,543	$(3,733,543)	(g)	-	-
Total Other Assets	3,733,543	(3,733,543)		331,267	-
Total Assets	$5,076,892	$(4,675,613)		$331,267	$401,279

Current Liabilities
Accounts payable and accrued expenses	$401,144	$119,606	(h)	$165,445	$520,750
Accounts payable and accrued expenses-Related parties	145,500	(145,500)	(i)	452,064	$-
Deferred revenue	125,446	72,740	(j)	-	$198,186
Current portion of notes payable	329,708	(329,708)	(k)	-	$-
Credit facility and other advances	125,000	(81,690)	(l)	-	$43,310
Derivative liability	1,566,988	5,805,634	(m)	1,373,045	$7,372,622
Funds received from FMS not converted into Preference Shares	-	100,000	(n)		$100,000
Sums due to Global Trade Finance		25,000	(o)		$25,000
Sums due to Global Market Advisors	-	117,000	(p)		$117,000
Other payables	43,225	(3,262)	(q)		$39,963
Total Current Liabilities	2,737,011	5,679,820		1,990,554	8,416,831
Total Long-term Liabilities	408,537	$152,954	(r)	-	561,491
Total Liabilities	$3,145,548	$5,832,774		$1,990,554	$8,978,322

Contingencies	-	-		-	-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares authorized at September 30, 2012, $.001 par value, 830,000 issued and outstanding at September 30, 2012	830	-		500	830
Preferred stock, Class B Convertible Preferred Stock 10,000,000 shares authorized at September, 2012, $.001 par value, 10,000,000 shares issued and outstanding at September, 30 2012	-	10,000	(s)	-	10,000
Common stock, 900,000,000 shares authorized $.001 par value, 321,997,288 shares issued and outstanding at September 30, 2012	326,997	(5,000)	(t)	272,750	321,997
Additional paid-in capital	8,091,174	(46,602)	(u)	3,997,036	8,044,572
Accumulated other comprehensive loss	(9,115)	(159,856)	(v)	-	(168,971)
Accumulated deficit	(6,478,542)	(10,306,929)		1,990,554	(16,785,471)
Total Stockholder's Deficit	1,931,344	(10,508,387)		6,260,840	(8,577,043)
Total Liabilities and Stockholders' Deficit	$5,076,892	$(4,675,613)		$-	$401,279

Accumulated deficit
Opening 2012	(5,621,179)	(4,358,761)			(9,979,940)
Comprehensive Loss for Nine Months ended September 30, 2012	(857,363)	(5,948,168)			(6,805,531)
Closing	(6,478,542)	(10,306,929)			(16,785,471)

Restated Condensed Consolidated Balance Sheet

(a)

$101 movement in cash was decreased due to foreign Exchange translation. This is an immaterial reclass entry.

(b)

$(212,079) movement represented the adjustment of Accounts receivable deemed uncollectable as adjusted for Foreign Exchange translation. This is part of the impairment of assets restatement.

(c)

$(263,489) movement is the impairment of the remaining Zyote vehicles held in inventory which were crushed and destroyed. This is part of the impairment of assets restatement.

(d)

$11,334 movement represents shares held in Avid Group which was previously shown under other current assets which were sold in 2013. This is part of the impairment of assets restatement.

(e)

$(476,575) movement relates to write down in investments totalling $481,790 plus re-classification of shares held in Avid Group (d) above and re-classification of Value added taxes due to company of $15,599 plus foreign exchange translations. This is part of the impairment of assets restatement and the $15,599 reclass entry is considered immaterial.

(f)

$(1,362) movement relates to a $710 write down of a vehicle asset and the balance due to foreign exchange translation. This is part of the impairment of assets restatement.

(g)

$(3,733,543) movement relate to impairment of Goodwill and intangible assets arising from the purchase of Liberty Electric Cars Limited. This is part of the impairment of assets restatement.

(h)

$119,606 movement relates to $15,599 reclassified now as other assets (see (e) above), additional Accounts Payable of $102,179 previously shown under notes payable (see (k) below), inclusion of Directors fees payable of $10,500 previously shown under Accounts Payable – related parties (see (i)  below), less $8,306 should be in Profit and Loss and the balance due to foreign exchange translation. These are immaterial reclass entries to provide greater clarity

(i)

$(145,500) movement relates to $10,500 now reclassified under Accounts Payable (see (h) above), $117,000 reclassified separately as sums due to Global Market Advisors (see (p) below) and $18,000 now in profit and Loss account. These are immaterial reclass entries to provide greater clarity.

(j)

$72,740 movement relates to premature revenue recognition of grant and membership income. These are related to the restatements related to revenue recognition.

(k)

$(329,708) movement relates to $102,179 reclassified to Accounts Payable (see (h) above), $187,644 has been reclassified to Long Terms liabilities (see (r) below) and $39,885 reclassified to Other payables (see (q) below). These are immaterial reclass entries made to provide greater clarity.

(l)

$(81,690) movement relates to $125,000 reclassified separately as funds received from FMS not converted to preference shares (see (n) below) and $25,000 as Sums due to Global Trade Finance with $43,225 of invoice discounting facility being reclassified from Other payables and the balance due to foreign exchange translation. These are immaterial reclass entries.

(m)

$5,805,634 movement is due to increased derivative liabilities. The original Valuation was based on 530,000 Series A Preferred shares (Convertible to Common Stock) converting to a restricted 55,207,086 of common stock at a Black Scholes value of $0.028 per share giving a liability of $1,566,988. The revised valuation was based on an unrestricted 170,658,563 of common stock at a Black Scholes value of $0.043 per share giving a liability of $7,258,397. This gave rise to a further $5,691,409 of derivative liability. In addition, there was A $114,225 of market to market adjustment for convertible debt held by LEC. This relates to the restriction originally assumed was placed upon the convertibility of Series A Preferred shares and is related to the restatement due to the derivative liability.

(n)

$100,000 movement was due to reclassification from Credit Facility and other advances (see (l) above). This is an immaterial reclass entry made to provide greater clarity.

(o)

$25,000 movement was due to reclassification from Credit Facility and other advances (see (l) above) This is an immaterial reclass entry made to provide greater clarity.

(p)

$117,000 movement represents a reclassification from Account Payable – related parties (see (i) above.) This is an immaterial reclass entry made to provide greater clarity.

(q)

$(3,262) movement relates to reclassification of $39,885 VAT liability from Current portion of notes payable (see (k) above) and $43,225 reclassified under Credit facility and other advances (see (l) above) These are immaterial reclass entries made to provide greater clarity.

(r)

$152,854 movement relates to $187,644 reclassified from current notes payable (see (k) above, $206,030 of additional costs accrued, less $63,777 debt discount and the balance due to foreign exchange translation. These are immaterial reclass entries made to provide greater clarity.

(s)

$10,000 movement represents the inclusion of 10,000,000 series B preferred shares issued to a subsidiary. This is an immaterial reclass entry made to provide greater clarity.

(t)

$(5,000) movement represents the cancellation of 5,000,000 of common stock previously issued. This is an immaterial reclass entry made to provide greater clarity.

(u)

$(46,602) movement relates to $36,606 now shown under Profit and loss as gain on conversion of debt to stock, $10,000 reduction for Series B preferred shares issued to subsidiary. These are immaterial reclass entries made to provide greater clarity.

(v)

$(159,856) movement represents the foreign exchange translation adjustment. This is the result of the impact of the asset impairment restatement and the restatement related to revenue recognition.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Condensed Consolidated Statements of Operations

For The Three and Nine Months Ended September 30, 2012

(Unaudited)

	3 Months ended September 30, 2012			9 Months ended September 30, 2012
	As Reported	Adjustments	2012	As Reported	Adjustments		Restated
Revenues	$426,958	$(347,992)	$78,966	$426,958	$(347,992)	(a)	$78,966

Costs of goods sold	155,306	(116,408)	38,898	155,306	(116,408)	(b)	38,898
Gross profit	271,652	(231,583)	40,068	271,652	(231,584)		40,068

Operating expenses
Depreciation and amortization	58,505	57,738	116,243	218,515	56,418	(c)	274,933
(Gain) / loss on disposal of equipment	(2,076)	2,076	-	(2,076)	2,076	(d)	-
Impairment of assets	136,365	4,066,535	4,202,900	136,365	4,066,535	(e)	4,202,900
Research and development	6,363	469	6,832	6,363	469	(f)	6,832
General and administrative	319,103	278,288	597,391	533,134	280,909	(g)	814,043
	518,260	4,405,107	4,923,367	892,301	4,406,407		5,298,708

Loss before other expenses	(246,608)	(4,636,690)	(4,883,299)	(620,649)	(4,637,991)		(5,258,640)

Other income (expenses)

Change in fair value of derivative liability	(193,943)	(1,078,085)	(1,272,028)	(230,254)	(1,320,877)	(h)	(1,551,131)
Gain on conversion of debt to stock	-	-	-	-	36,606	(i)	36,606
Interest expense	(3,324)	(25,906)	(29,230)	(6,460)	(25,906)	(j)	(32,366)
	(197,267)	(1,103,991)	(1,301,258)	(236,714)	(1,310,177)		(1,546,891)

Loss before income taxes	(443,875)	(5,740,681)	(6,184,557)	(857,363)	(5,948,168)		(6,805,531)

Income taxes	-	-	-	-	-		-
Net loss	$(443,875)	$(5,740,681)	$(6,184,557)	$(857,363)	$(5,948,168)		$(6,805,531)

Net loss per share (basic and diluted)	$(0.00)		$(0.02)	$(0.00)			$(0.02)

Weighted average shares outstanding (basic and diluted)	318,169,929		295,549,566	292,084,173			295,923,449

Restated Condensed Consolidated Statement of Operations

(a)

$(347,992) movement is due to premature recognition of revenues from Grant income and membership fees. These are related to the restatements related to revenue recognition.

(b)

$(116,408) movement is linked to the premature recognition of revenues highlighted in (a) above. These are related to the restatements related to revenue recognition.

(c)

$56,418 movement reflects increased amortisation costs in GACR and additional depreciation in LEC. This is due to the impairment of assets restatement.

(d)

$(2076) movement reflects reclassification of loss on disposal of equipment elsewhere. This is an immaterial reclass.

(e)

$(4,066,535) movement relates to $(263,489) impairment of the remaining Zyote vehicles held in inventory which were crushed and destroyed and 2013and $(3,733,543) relates to impairment of Goodwill and intangible assets arising from the purchase of Liberty Electric Cars Limited and foreign exchange movements. This is due to the impairment of assets restatement.

(f)

$469 movement reflects a small increase in Research and Development costs. This is an immaterial reclass entry.

(g)

$280,909 movement reflects $221,579 write back of accounts receivable, $(4,995) write back of common stock now cancelled, additional consultancy costs accrued $20,372 and foreign exchange movements. This is due to the impairment of assets restatement.

(h)

$1,320,877 movement represents the increase in 2012 derivative liability on series A pref A shares to $1,526,591 to reflect unrestricted conversion plus $24,540 relating to convertible loan in LEC less existing derivative liability of $193,943 less $36,606 treated as gain on conversion of debt to stock. This relates to the restriction originally assumed was placed upon the convertibility of Series A Preferred shares and is related to the restatement due to the derivative liability.

(i)

$36,606 movement is the gain on conversion of debt to stock previously classified under change in fair value of derivative liability. This is an immaterial reclass entry made to provide greater clarity.

(j)

$(25,906) movement relates to interest on convertible debt in LEC. This is an immaterial reclass entry made to provide greater clarity.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restatement Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2012

	Nine Months ended September 30, 2012
	As Reported	Adjustments	Restated
	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(1,037,456)	$(5,768,075)	$(6,805,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	326,227	(51,480)	274,747
Issuance of shares for services	-	150,000	150,000
(Gain)/loss on conversion of debt to stock	511,606	(475,000)	36,606
Impairment of assets	369,345	3,833,555	4,202,900
Change in fair value of derivative liability	-	1,551,131	1,551,131
Changes in assets and liabilities:
Accounts receivable	-	(96,589)	(96,589)
Other assets	-	512,875	512,875
Accounts payable and accrued expenses	(377,012)	285,195	(91,817)
Deferred revenue	-	15,204	15,204
Due to related party	-	(18,929)	(18,929)
Net cash used in operating activities	(207,290)	(62,113)	(269,403)

INVESTING ACTIVITIES:
Proceeds from disposal of vehicles	-		-
Cash received on acquisition		149,497	149,497
Purchase of property and equipment	(15,822)	15,822	-
Net cash provided by investing activities	(15,822)	165,319	149,497

FINANCING ACTIVITIES:
Increase in advances payable	-	-	-
Advances from related party	-	-	-
Proceeds from issuance of common stock	150,000	(150,000)	-
Borrowings on line of credit, net	-	43,310	43,310
Proceeds from notes payable	(20,288)	322,054	301,766
Net cash provided by financing activities	129,712	215,364	345,076

Effect of change in exchange rate on cash	-	(168,972)	(168,972)

Net (decrease) / increase in cash	(93,400)	149,598	56,198

CASH AT BEGINNING PERIOD	150,403	(149,497)	906
CASH AT END OF PERIOD	$57,003	$101	$57,104

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued in relation to acquisition	$-	$-	$1,987,109
Common shares issued to settle liabilities	$-	$-	$470,004
Preferred shares issued in relation to acquisition	$-	$-	$1,500,000
Preferred shares issued to settle debt	$511,606	$-	$150,000

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Consolidated Balance Sheets

December 31, 2011

	Balance Sheets as at December 31, 2011
	December 31,	Adjustments	Restated

Current Assets
Cash	$906	$-	$906
Inventories	263,489	-	263,489
Other current assets	36,300	-	36,300
Total Current Assets	300,695	$-	300,695

Property and equipment, net	7,699	$-	7,699

Other Assets
Investment in licenses, net	331,267	-	331,267
Total Other Assets	331,267	-	331,267

Total Assets	$639,661	$-	$639,661

Current Liabilities
Accounts payable and accrued expenses	$165,445	$-	$165,445
Accounts payable and accrued expenses-Related parties	452,064	-	$452,064
Derivative liability	1,373,045	4,358,761	$5,731,806
Total Current Liabilities	1,990,554	4,358,761	6,349,315

Total Long-term Liabilities	-	$-	-

Total Liabilities	1,990,554	4,358,761	6,349,315

Contingencies	-	-	-

Stockholder's Deficit
Preferred stock, Class A Convertible Preferred Stock, 100,000,000 shares authorized at December 31, 2011, $.001 par value, 500,000 issued and outstanding at December 31, 2011.	500	-	500
Common stock, 900,000,000 shares authorized $.001 par value, 272,750,110 shares issued and outstanding at December 31, 2011	272,750	-	272,750
Additional paid-in capital	3,997,036	-	3,997,036
Accumulated deficit	(5,621,179)	(4,358,761)	(9,979,940)

Total Stockholder's Deficit	(1,350,893)	(4,358,761)	(5,709,654)
Total Liabilities and Stockholders' Deficit	$639,661	$-	$639,661

Accumulated deficit
Opening 2011	(2,102,294)	-	(2,102,294)
Comprehensive Loss for Year ended December 31, 2011	(3,518,885)	(4,358,761)	(7,877,646)
Closing	(5,621,179)	(4,358,761)	(9,979,940)

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restated Condensed Consolidated Statements of Operations

For The Three and Nine Months Ended September 30, 2011

(Unaudited)

	3 Months ended September 30, 2011			9 Months ended September 30, 2011
	As Reported	Adjustments	Restated	As Reported	Adjustments	Restated
Revenues	$-	$-	$-	$-	$-	$-

Costs of goods sold	-	-	-	-	$-	-

Gross profit	-	-	-	-	-	-

Operating expenses
Depreciation and amortization	26,149	53,856	80,005	137,503	107,712	245,215
(Gain) on disposal of equipment	(9,784)	-	(9,784)	(9,784)	-	(9,784)
Research and development	-	-	-	-	-	-
General and administrative	429,737	-	429,737	880,130	-	880,130
	446,102	53,856	499,958	1,007,849	107,712	1,115,561

Loss before other expenses	(446,102)	(53,856)	(499,958)	(1,007,849)	(107,712)	(1,115,561)

Other income (expenses)
Interest expense	(21,500)	-	(21,500)	(41,500)	-	(41,500)
	(21,500)	-	(21,500)	(41,500)	-	(41,500)

Loss before income taxes	(467,602)	(53,856)	(521,458)	(1,049,349)	(107,712)	(1,157,061)

Income taxes	-	-	-	-	-	-
						-
Net loss	$(467,602)	$(53,856)	$(521,458)	$(1,049,349)	$(107,712)	$(1,157,061)

Net loss per share (basic and diluted)	$(0.00)		$(0.00)	$(0.00)		$(0.00)

Weighted average shares outstanding (basic and diluted)	272,750,110		272,750,110	272,255,605		272,255,605

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Restatement Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2011

	Nine Months ended September 30, 2011
	As Reported	Adjustments	Restated

OPERATING ACTIVITIES:
Net loss	$(1,049,349)	$(107,712)	$(1,157,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	137,503	107,712	245,215
Gain on disposal of assets	(9,784)	-	(9,784)
Issuance of shares for services	40,000	-	40,000
Inventories	(217,000)	-	(217,000)
Licenses	(327,030)	-	(327,030)
Prepaid expenses	161,568	-	161,568
Accounts payable and accrued expenses	229,936	-	229,936
Net cash used in operating activities	(1,034,156)	-	(1,034,156)

INVESTING ACTIVITIES:
Proceeds from disposal of vehicles	52,000		52,000
Net cash provided by investing activities	52,000	-	52,000

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10,000	-	10,000
Payments on long-term debt, net	(52,000)	-	(52,000)
Proceeds from notes payable	1,036,260	-	1,036,260
Net cash provided by financing activities	994,260	-	994,260

Effect of change in exchange rate on cash	-	-	-

Net increase in cash	12,104	-	12,104

CASH AT BEGINNING PERIOD	3,885	-	3,885
CASH AT END OF PERIOD	$15,989	$-	$15,989

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued for services	$40,000	$-	$40,000